IF YOU DO NOT WANT TO SELL YOUR UNITS AT THIS TIME, PLEASE DISREGARD THIS NOTICE.  THIS IS SOLELY A NOTIFICATION OF THE FEEDER FUND’S TENDER OFFER.

February 24, 2017

Dear Ironwood Multi-Strategy Fund LLC Member:

We are writing to inform you of important dates relating to a tender offer (an “Offer”) by Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”).  The Feeder Fund is offering to repurchase up to 50% of its units of limited liability company interest (the “Units”) and will do so either for cash or in exchange for the underlying units of limited liability company interest in Ironwood Institutional Multi-Strategy Fund LLC held by the Feeder Fund (the “Master Fund Units”).  If you are not interested in having the Feeder Fund repurchase your Units, please disregard this notice and take no action.

The Offer will begin on February 24, 2017 and will expire at (x) 11:59 p.m., Eastern Daylight Time, on March 27, 2017 in the case of tenders for cash and (y) 11:59 p.m., Eastern Daylight Time on June 15, 2017 in the case of tenders for Master Fund Units.

Should you wish to tender all or a portion of your Units for purchase by the Feeder Fund pursuant to this Offer, please complete, execute and return the applicable Letter(s) of Transmittal enclosed with this Offer so that it is received by Ironwood Capital Management no later than 11:59 p.m., Eastern Daylight Time, on March 27, 2017 in the case of tenders for cash and 11:59 p.m., Eastern Daylight Time, on June 15, 2017 in the case of tenders for Master Fund Units.

If you do not wish to have all or any portion of your Units repurchased, simply disregard this notice.  NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR UNITS REPURCHASED.

If you have any questions, please refer to the enclosed Offer to Purchase document, which contains additional important information about the Offer, or call Ironwood at (415) 777-2400.

Sincerely,

Ironwood Multi-Strategy Fund LLC
By:
Jonathan A. Gans
President and Chairman of the Board

IRONWOOD CAPITAL MANAGEMENT
ONE MARKET PLAZA, STEUART TOWER, SUITE 2500, SAN FRANCISCO, CA 94105
PHONE: (415) 777-2400 FAX: (415) 777-2600
ir@ironwoodpartners.com

Cover Letter to Offer to Purchase and Letter of Transmittal
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) Financial Advisors

IF YOU DO NOT WANT TO SELL YOUR UNITS AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

February 24, 2017

Dear Ironwood Multi-Strategy Fund LLC Member:

We are writing to inform you of important dates related to a tender offer (an “Offer”) by Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”).  The Feeder Fund is offering to repurchase up to 50% of its units of limited liability company interests (the “Units”).  The Feeder Fund structured the Offer to include a cash repurchase option and an option to exchange for the underlying units of limited liability company interests in Ironwood Institutional Multi-Strategy Fund LLC held by the Feeder Fund (the “Master Fund Units”). Only the cash repurchase is available on your platform on June 30, 2017. If you are not interested in having the Feeder Fund repurchase your Units, please disregard this notice and take no action.

The Offer for tenders in cash will begin on February 24, 2017 and will expire at 11:59 p.m., Eastern Daylight Time, on March 27, 2017.

Should you wish to tender all or a portion of your Units for purchase by the Feeder Fund pursuant to this Offer, please contact your Advisor who will provide you a customized Tender Offer Form for your account.  Contained in this offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your Advisor.  Upon receiving the signed form, your Advisor will then submit the order.  Your Advisor must submit the form by no later than 11:59 p.m., Eastern Daylight Time, on March 27, 2017.  If you do not wish to have all or any portion of your Units repurchased, simply disregard this notice.  NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR UNITS REPURCHASED.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your Advisor.